UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on June 18, 2018, Pankaj Mohan, Ph.D., resigned as Chairman of the board of directors (the “Board”) of Oncobiologics, Inc. (the “Company”) and as the Company’s Chief Executive Officer (“CEO”) with immediate effect. On July 2, 2018, Dr. Mohan and the Company entered into a separation agreement and release and a consulting agreement to memorialize the terms of his severance and consulting arrangements with the Company. The separation and release agreement becomes effective, in accordance with its terms, on July 10, 2018, the eighth day after execution. The consulting agreement became effective immediately upon execution. Pursuant to the separation agreement and release, and consistent with the terms of his employment agreement dated February 22, 2016, Dr. Mohan will receive, as severance, his current base salary ($490,000) and target cash bonus ($245,000), payable in two installments, 50% within 10 business days of effectiveness of the agreement and 50% no later than January 4, 2019. Dr. Mohan will also receive 12 months of COBRA reimbursement. Dr. Mohan also agreed to non-solicit and non-compete covenants, as well as executed a general release of claims in connection therewith. Under the consulting agreement, Dr. Mohan agreed to a six-month consulting arrangement, pursuant to which he will be paid at 50% of his current base salary, and will be focused on the ONS-5010 development program. Such consulting arrangement may be extended as mutually agreed by Dr. Mohan and the Company or terminated early in accordance with the terms. As a non-employee member of the Board, Dr. Mohan is also eligible to receive compensation on the same terms as other non-employee Directors.

The foregoing description of the terms of such separation agreement and release and of the consulting agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements. The Company intends to file copies of such agreements with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: July 6, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer and Interim Chief Executive Officer